Exhibit 24

LIMITED POWER OF ATTORNEY

FOR SECTION 16 REPORTING OBLIGATIONS

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Sara Ponessa, General Counsel, and Alicia Markmann, Chief Human Resources Officer, each acting alone and with full power of substitution, as the undersigned’s true and lawful attorney-in-fact to:

1)	execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director and/or beneficial owner and a Section 16 reporting person of Arcadium Lithium plc, a public limited company incorporated under the laws of the Bailiwick of Jersey (the “Company”), Forms 3, 4, and 5, including any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority;

3)	prepare and submit documents such as an Application for EDGAR Access (Form ID) or other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC; and

4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of each such attorney-in-fact named herein, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each of the aforementioned attorneys-in-fact full power and authority to act separately and to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation, hereby ratifying and confirming all that either such attorney-in-fact or the substitute or substitutes of any of such attorney-in-fact, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, (i) any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or Rule 144 of the Securities Act of 1933, as amended, and the rules and regulations thereunder or (ii) any liability of the undersigned for failure to comply with such requirements. The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorney-in-fact.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. Notwithstanding the foregoing, if any such attorney-in-fact named herein ceases to be an employee of the Company, this Power of Attorney shall be automatically revoked solely as to such individual, immediately upon such cessation, without any further action on the part of the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of January, 2024.

/s/ Pablo Marcet
Pablo Marcet